UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charters)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 848-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 2, 2015, Chesapeake Energy Corporation (the “Company”) commenced private offers to eligible holders (“Holders”) to exchange (the “Exchange Offers”) up to $3.0 billion aggregate principal amount of newly issued 8.00% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes”) for its outstanding (i) 6.25% euro-denominated senior notes due 2017, (ii) 6.5% senior notes due 2017, (iii) 7.25% senior notes due 2018, (iv) floating rate senior notes due 2019, (v) 6.625% senior notes due 2020, (vi) 6.875% senior notes due 2020, (vii) 6.125% senior notes due 2021, (viii) 5.375% senior notes due 2021, (ix) 4.875% senior notes due 2022 and (x) 5.75% senior notes due 2023 (the “Existing Notes”). The deadline for holders of Existing Notes to tender their Existing Notes in exchange for the early tender exchange consideration was 5:00 p.m., New York City time, on December 18, 2015 (the “Early Tender Deadline”). On December 23, 2015, the Company elected to accept and settle the Exchange Offers for all Existing Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline. The settlement date for Existing Notes validly tendered after the Early Tender Deadline and accepted will occur promptly after the Exchange Offers expire at 11:59 p.m., New York City time, on December 30, 2015, subject to all conditions to the Exchange Offers having been satisfied or waived by the Company.

On December 23, 2015, the Company and its domestic subsidiaries that are guarantors under the Company’s Credit Facility (as defined below) (the “Subsidiary Guarantors”) entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”). On that date, the Company issued approximately $2.4 billion aggregate principal amount of the Second Lien Notes in exchange for approximately $3.9 billion aggregate principal amount of Existing Notes and other senior notes of the Company in the Exchange Offers and other privately negotiated exchange transactions.

The Second Lien Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Second Lien Notes are being offered only to persons who are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The information included in Item 2.03 of this Current Report is incorporated by reference into this Item 1.01 of this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Indenture and Second Lien Notes

The Second Lien Notes are the senior obligations of the Company and will be secured by second-priority liens on all of the Company’s and Subsidiary Guarantors’ assets that secure that certain Credit Agreement dated December 15, 2014, among the Company, MUFG Union Bank, N.A., as administrative agent, co-syndication agent, a swingline lender and a letter of credit issuer; Wells Fargo Bank, National Association, as co-syndication agent, a swingline lender and a letter of credit issuer; and certain other lenders named therein, as amended, supplemented or otherwise modified from time to time (the “Credit Facility”) (such assets, the “Collateral”), and be effectively subordinated, pursuant to the terms of the Intercreditor Agreement described below, to any indebtedness of the Company secured on a priority basis to the Second Lien Notes, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness.

The Second Lien Notes are unconditionally guaranteed, jointly and severally, on a senior basis, by the Subsidiary Guarantors. Certain of the Subsidiary Guarantors will execute mortgages covering the Collateral (such Subsidiary Guarantors, the “Mortgagors”). The guarantees are the senior obligations of each of the Subsidiary Guarantors and, in the case of the Mortgagors, will be secured by second-priority liens on all of such Mortgagor’s Collateral, and in the case of a Mortgagor, be effectively subordinated, pursuant to the terms of the Intercreditor Agreement, to any indebtedness of the applicable Mortgagor secured on a priority basis to the guarantees, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness.

Security for the Notes

The Collateral consists of certain of the Company’s and the Subsidiary Guarantors’ oil and natural gas properties and other personal property, which will be mortgaged during a period after the date of the Indenture as provided for in the Indenture.

Interest and Maturity

The Second Lien Notes will mature on December 15, 2022, and will bear interest at a rate of 8.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2016.

Optional Redemption

The Company has three optional redemption rights. First, prior to December 15, 2018, the Company may on one or more occasions use an amount of cash not greater than the net cash proceeds to the Company from one or more equity offerings (if any) to redeem up to 35% of the aggregate principal amount of Second Lien Notes issued under the Indenture at a redemption price of 108.00% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that:

•	at least 65% of the aggregate principal amount of Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Second Lien Notes held by the Company and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of such equity offering.

Second, prior to December 15, 2018, the Company may redeem all or part of the Second Lien Notes upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	100% of the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Third, on and after December 15, 2018, the Company has the option to redeem all or a part of the Second Lien Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Second Lien Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period (or, in the case of the period beginning December 15, 2020, such twelve-month period and thereafter) beginning on December 15 of the years indicated below:

Year	Percentage
2018	104.000%
2019	102.000%
2020 and thereafter	100.000%

Mandatory Principal Payments

If the Second Lien Notes would otherwise constitute “applicable high yield discount obligations” (“AHYDOs”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, at the end of all accrual periods ending after the fifth anniversary of the initial issue date of the Second Lien Notes (each, an “AHYDO Payment Date”), but not including the final accrual period, the Company will be required to make pro-rata cash payments to all holders of each Second Lien Note then outstanding in an amount equal to the portion of such Second Lien Note’s principal required to be paid as of each AHYDO Payment Date to prevent such Second Lien Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Internal Revenue Code. No partial payments, redemptions or repurchases of the Second Lien Notes prior to an AHYDO Payment Date pursuant to any other provision of the Indenture or the Second Lien Notes will alter the Company’s obligation to make such mandatory principal payment with respect to the Second Lien Notes that remain outstanding on an AHYDO Payment Date.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) create liens securing certain indebtedness; (ii) enter into certain sale-leaseback transactions; (iii) sell Collateral and use proceeds from such sales; and (iv) consolidate or merge with or into any person, or sell, convey, lease or otherwise dispose of all or substantially all of the Company’s assets to any person.

If on any date (a) either (1) both (x) the rating of the Index Debt (as defined in the Indenture) is (i) BB+ or higher from Standard & Poor’s Ratings Services (“S&P”) and Ba2 or higher from Moody’s Investor’s Services, Inc. (“Moody’s”) or (ii) Ba1 or higher from Moody’s and BB or higher S&P and (y) the Leverage Ratio (as defined in the Credit Facility, and all component definitions thereof are as defined therein, in each case, as in effect on the date of the Indenture) of the Company (as of the date of its most recent annual or quarterly financial statements filed with the Securities and Exchange Commission) is less than or equal to 3.00:1.00 or (2) the rating of the Index Debt is (i) BBB- or higher from S&P and Ba1 or higher from Moody’s or (ii) Baa3 or higher from Moody’s and BB+ or higher from S&P (this clause (a) the “Collateral Termination Test”) or (b) upon consummation of a contemplated transaction, immediately after giving effect to such transaction and pro forma for such transaction, and any indebtedness incurred in connection therewith and the use of proceeds therefrom, the Company would be able to satisfy the Collateral Termination Test (including as evidenced by indicative ratings from S&P and Moody’s), on and after such date, in the case of clause (a), or on consummation of such transaction, in the case of clause (b), the Company and its restricted subsidiaries will not be subject to the covenant restricting the sale of Collateral and all liens on the Collateral will be released. As a result, notwithstanding anything to the contrary in the Indenture, after such time, the Second Lien Notes will be the senior unsecured obligations of the Company and the Subsidiary Guarantors.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the Second Lien Notes may declare the Second Lien Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary Guarantor, will automatically cause all Second Lien Notes to become due and payable. Each of the following constitutes an “Event of Default” under the Indenture:

•	default by the Company or any Subsidiary Guarantor in the payment of principal of or any premium on the Second Lien Notes when due and payable at maturity;

•	default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Second Lien Notes when due and payable and continuance of such default for 30 days;

•	default on any other Indebtedness (as defined in the Indenture) of the Company or any Subsidiary Guarantor if either:

•	such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $75 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

•	such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $75 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate, subject to a cure provision;

•	default in the performance, or breach of, any covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture and failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding notes, subject to a cure provision;

•	the failure of a guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor of the Company; and

•	the occurrence of the following:

•	any agreement establishing the second-priority liens securing the Second Lien Notes ceases for any reason to be enforceable; provided that it will not be an Event of Default if the sole result of such failure is that any such lien purported to be granted under any such agreement on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected second-priority lien, subject to a cure provision;

•	any second-priority lien securing the Second Lien Notes purported to be granted under any agreement on the Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second-priority lien, subject to the Intercreditor Agreement and other liens permitted under the Indenture, subject to a cure provision; and

•	any Mortgagor, or any person acting on behalf of any of them, denies or disaffirms its obligations under the agreements establishing the second-priority liens securing the Second Lien Notes.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

The foregoing descriptions of the Indenture and the Second Lien Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Intercreditor Agreement

On December 23, 2015, MUFG Union Bank, N.A., as priority lien agent, and the Collateral Trustee, as second lien collateral trustee, entered into an intercreditor agreement, which was acknowledged and agreed to by the Company and the Subsidiary Guarantors (the “Intercreditor Agreement”) to govern the relationship of holders of the Second Lien Notes and holders of any other obligations secured on an equal and ratable basis with the Second Lien Notes that the Company or any Subsidiary Guarantor may incur in the future (if any), the lenders under the Credit Facility and holders of other priority lien obligations and holders of any junior lien debt that the Company may incur in the future (if any), with respect to the Collateral and certain other matters.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Trust Agreement

On December 23, 2015, the Company, the Subsidiary Guarantors, the Trustee, as representative of the holders of Second Lien Notes, and the Collateral Trustee entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the current and future holders of the Second Lien Notes and other obligations secured on an equal and ratable basis with the Second Lien Notes, if any.

The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Trust Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of December 23, 2015, among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee and as collateral trustee.

10.1	Intercreditor Agreement, dated as of December 23, 2015, by and among MUFG Union Bank, N.A., as priority lien agent, and Deutsche Bank Trust Company Americas, as second lien collateral trustee, and acknowledged and agreed to by Chesapeake Energy Corporation and certain of its subsidiaries.

10.2	Collateral Trust Agreement, dated as of December 23, 2015, by and among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas as the representative of the holders of the Second Lien Notes and as collateral trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Energy Corporation

Date: December 23, 2015	By:	/s/ James R. Webb
James R. Webb
Executive Vice President—General Counsel and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated as of December 23, 2015, among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee and as collateral trustee.

10.1	Intercreditor Agreement, dated as of December 23, 2015, by and among MUFG Union Bank, N.A., as priority lien agent, and Deutsche Bank Trust Company Americas, as second lien collateral trustee, and acknowledged and agreed to by Chesapeake Energy Corporation and certain of its subsidiaries.

10.2	Collateral Trust Agreement, dated as of December 23, 2015, by and among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas as the representative of the holders of the Second Lien Notes and as collateral trustee.